Exhibit 10.3

April 29, 2020

ASADUZ ZAMAN KHAN

SYSOREX GOVERNMENT SERVICES

RE:	GCF RESOURCES LLC

Remaining Balance of purchased amount

Dear Attn: SYSOREX GOVERNMENT SERVICES, INC.

Pursuant to your request, we would like to let you know the following. The settlement balance, as of the date above, of the amount purchased from SYSOREX GOVERNMENT SERVICES, INC. by GCF RESOURCES LLC has been paid in full and this account is now closed.

If you need any further information regarding your account, please do not hesitate to contact us at 516-667-0792.

Sincerely,

Mendy Levin